Exhibit 35.2
[CHASE LOGO]
SUBSERVICER COMPLIANCE STATEMENT
RE: Chase Mortgage Finance Trust (CMFT) 2006-S3: The Pooling and Servicing Agreement by and among Chase Mortgage Finance Co as Depositor, U.S. Bank National Association as Trustee, JPMorgan Chase Bank, NA as Custodian, JPMorgan Chase Bank, N.A. as Paying Agent, JPMorgan Chase Bank, N.A. as Servicer, (the “Agreement”)
The undersigned, each a duly authorized officer of Chase Home Finance LLC (“CHF”), do hereby certify that:
          (1) CHF is a Subservicer under the Agreement
          (2) A review of the activities of CHF during the calendar year ending December 31, 2006 and of the performance of CHF under the Agreement has been made under our supervision; and
          (3) To the best of our knowledge, based on such review, CHF has fulfilled all its obligations under the Agreement in all material respects throughout such year.
Capitalized terms used but not defined herein shall have the meanings assigned in the Agreement.
Date: 02/28/2007

Chase Home Finance LLC, as Subservicer
By:	/s/ Kim Greaves
	Name:	Kim Greaves
	Title:	Senior Vice President

Servicing Manager
By:	/s/ Jim Miller
	Name:	Jim Miller
	Title:	Senior Vice President Default Servicing Manager